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   [LETTERHEAD OF ST. CLAIR, EASTON, ENGLAND & JOHNSTON, P.C. APPEARS HERE]

                                    PAGE 20

                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44358) of E.I. du Pont de Nemours and Company of our report dated August 2, 2000 relating to the financial statements of the Thrift Plan for the Employees of Sentinel Transportation Company, which appears in this Form 11-K.


/s/ St. Clair, Easton, England & Johnston, P.C.

St. Clair, Easton, England & Johnston, P.C.
Merchantville, New Jersey
August 3, 2000